Exhibit 23.2

Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of RightCHOICE Managed Care, Inc. on Form S-8 (File No. 33-90608,
333-33293 & 333-33317) of our report dated February 19, 1998, except for
Note 13 for which the date is March 19, 1998, on our audit of the consolidated financial statements of RightCHOICE Managed Care, Inc. as of December 31, 1997 and for the year then ended, which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.
St. Louis, Missouri
March 20, 1998